Exhibit (d)(1)(xvii)

EXCHANGE AGENT AGREEMENT

Date: February 27, 2020

Wilmington Savings Fund Society, FSB
500 Delaware Ave
Wilmington, DE 19801

Attn: Corporate Trust, A.M. Castle & Co.

Ladies and Gentlemen:

A.M. Castle & Co., a Maryland corporation (the “Company”), proposes to exchange (the “Exchange Offer”), upon the terms and subject to the conditions set forth in the exchange offer statement (as it may be amended from time to time, the “Statement”) and the accompanying letter of transmittal, a copy of which is attached hereto as Exhibit A (as it may be amended from time to time, the “Letter of Transmittal”) any and all of its outstanding 5.00%/7.00% Convertible Senior PIK Toggle Notes due 2022 (collectively, the “Existing Notes”) for 3.00%/5.00% Convertible Senior PIK Toggle Notes due 2024 and shares of common stock, par value $0.01, (the “Common Stock”).

The “Expiration Date” shall be 5:00 p.m. New York City time, on March 26, 2020, as may be extended or earlier terminated by the Company from time to time as described in the Statement. The Company shall notify you in writing of any such extension or early termination of the Expiration Date. Capitalized terms used herein but not otherwise defined herein shall have the meaning provided in the Statement and Letter of Transmittal. If there is any conflict between capitalized terms defined in this Exchange Agent Agreement (the “Agreement”) and the Exchange Offer, such terms shall have the meaning provided in the Statement and Letter of Transmittal.

The Company hereby appoints Wilmington Savings Fund Society, FSB to act as exchange agent (the “Exchange Agent”) in connection with the Exchange Offer. References hereinafter to “you” or “your” shall refer to Wilmington Savings Fund Society, FSB.

1)	Exchange of Existing Notes. In your capacity as Exchange Agent, you will receive tenders of Existing Notes. Subject to the terms and conditions of this Agreement and having received from the Company written confirmation that all of the conditions to the Exchange Offer have been satisfied or waived, you are authorized to accept such tenders of Existing Notes in accordance with the terms of the Statement and the Letter of Transmittal, and to act in accordance with the following instructions:
(a)	You shall send to the registered holders of the Existing Notes and the DTC a copy of the Statement in the form furnished by the Company to commence the Exchange Offer and take such other action as may from time to time be reasonably requested by the Company or its counsel to furnish copies of the Statement or such other forms as may be approved from time to time by the Company to the registered holders of the Notes and the DTC and comply with telephone requests for information relating to the Exchange Offer, provided that such information shall relate only to the procedures for accepting (or withdrawing from) the Exchange Offer. The Company will furnish you with copies of such documents as you may reasonably request. All other requests for information relating to the Exchange Offer shall be directed to the Company as follows:

A. M. Castle & Co.
Jeremy T. Steele
Senior Vice President, General Counsel, Secretary
1420 Kensington Road, Suite 220
Oak Brook, IL 60523
Telephone: +1.847.349.2413
Email: jsteele@amcastle.com

(b)	In the case of book-entry transfer, the Automated Tender Offer Program (“ATOP”) of the Book-Entry Transfer Facility (as defined below) shall be used for the delivery of the Existing Notes. You shall instruct the Book-Entry Transfer Facility to establish a book-entry account with respect to the Existing Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer as promptly as practicable after the date of the distribution of the Statement, and any financial institution that is a participant in the Book-Entry Transfer Facility’s systems may make book-entry delivery of the Existing Notes by causing the Book-Entry Transfer Facility to transfer such Existing Notes into your account in accordance with the Book-Entry Transfer Facility’s procedure for such transfer.

(a)	Tenders of Existing Notes may be made only as set forth in the section of the Statement entitled “General Terms of the Exchange Offer and Consent Solicitation – Procedures for Tendering Old Notes” and as set forth in the Letter of Transmittal. Existing Notes shall be considered validly tendered or validly delivered only if:
(i)	you receive a Confirmation (as defined below) relating to such Existing Notes prior to the Expiration Date; and
(ii)	the Company has notified you that it has determined that the items received are adequate pursuant to Section 2 of this Agreement.
(b)	For the purpose of this Agreement: (i) a “Confirmation” means (A) an Agent’s Message confirming the book-entry transfer of Existing Notes into a designated account at The Depository Trust Company (the “Book Entry Transfer Facility”), or (B) the delivery of Existing Notes in certificate form and either an Agent’s Message or a properly completed and duly executed Letter of Transmittal (or facsimile thereof) relating thereto, in form and substance acceptable to the Company and in compliance with the Exchange Agent’s policies and procedures in effect from time to time, from an Eligible Institution (as defined below) guaranteeing delivery of Existing Notes prior to the time stated in the Exchange Offer for tendering Existing Notes or at a time otherwise acceptable to the Company; (ii) an “Agent’s Message” means a message (including a printout generated by a computer terminal) transmitted by electronic means by the Book Entry Transfer Facility, in accordance with the normal procedures of the Book Entry Transfer Facility and the Exchange Agent, to and received by the Exchange Agent, which states that the Book Entry Transfer Facility has received an express and unconditional acknowledgment from a participant in the Book Entry Transfer Facility tendering Existing Notes and agreeing to be bound by the terms of the Exchange Offer; and (iii) an “Eligible Institution” means a firm that is a member in good standing of a recognized medallion program approved by the Securities Transfer Association, Inc., or is otherwise an “eligible guarantor institution” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.
(c)	In connection with the Exchange Offer, you are expressly authorized to enter into agreements or arrangements with the Book Entry Transfer Facility or any other party which, among other things, provide that (i) delivery of a Confirmation will satisfy the terms of the Exchange Offer in accordance with the terms of the Statement and Letter of Transmittal, (ii) such agreements or arrangements are enforceable against the Company by the Book Entry Transfer Facility, such other party, or any other participant in the Exchange Offer and (iii) you, as Exchange Agent are authorized to make any necessary representations or warranties thereunder.
(d)	If Existing Notes in the form of physical certificates are tendered, you will treat such tenders, revocations, deliveries or withdrawals in accordance with the provisions of this Agreement applicable to Existing Notes in book-entry form, or as otherwise set forth in this Agreement and in accordance with your customary practices for securities in the form of physical certificates.
2)	Procedure for Defective Items. (a) You will examine each Confirmation received by you to determine whether (i) the Letter of Transmittal and tendered Existing Notes are duly executed and properly completed in accordance with instructions set forth therein and in the Statement and that such book-entry confirmations are in due and proper form and contain the information required to be set forth therein, (ii) the Existing Notes have otherwise been properly tendered. In the event you receive written notice of the existence of a defect in connection with a tender of Existing Notes, you are authorized to notify the person tendering such Existing Notes, its nominee, the Book Entry Transfer Facility, or, if applicable, the Eligible Institution, of the existence of such defect. With the approval (such approval, if given orally, to be promptly confirmed in writing) of a designated authorized officer of the Company or any other party designated by such officer in writing, you are authorized to waive any irregularities or defects in connection with any tender of Existing Notes pursuant to the Exchange Offer. You are not otherwise authorized to waive any such irregularities or defects.

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(b)	The Company shall retain responsibility for final determinations whether any tender or revocation of tender is complete and proper. In the event the Company notifies you in writing that it has determined that a tender or revocation of tender is defective, you shall use commercially reasonable efforts to notify the person tendering or revoking, its nominee, the Book Entry Transfer Facility, or, if applicable, the Eligible Institution, of such determination. The Company has sole discretion to determine whether any tender is complete and valid and has the absolute right to reject any and all tenders determined by it not to be in proper form and to determine whether the acceptance of or the exchange of the Existing Notes in respect thereof by it for such tenders would be unlawful. Notwithstanding anything herein to the contrary, Existing Notes which a designated authorized officer of the Company or any other party designated by any such officer in writing shall approve as having been properly tendered shall be considered to be properly tendered.
(c)	With respect to any Existing Notes held in certificated form, you shall accept partial tenders of Existing Notes, and, after confirmation by the Company of the satisfaction or waiver of all of the conditions to the Exchange Offer and of the calculations provided pursuant to the above, you shall deliver any certificated Existing Note to the Company for delivery to the applicable Trustee to be cancelled and, in the case of partial tenders, reissued in the amount that was not tendered. With respect to Existing Notes held in global form, upon the satisfaction or waiver of all of the conditions to the Exchange Offer: (i) the Company shall direct the applicable Trustee to accept delivery of the tendered Existing Notes from you and cancel such tendered Existing Notes and (ii) you shall deliver the Existing Notes for cancellation to the applicable Trustee.
(d)	If, pursuant to the Statement, the Company does not accept for exchange all or part of the Existing Notes tendered because of an invalid tender, you shall as soon as practicable after the Expiration Date return those the unaccepted Existing Notes (or effect appropriate book-entry transfer), together with any related required documents and the Letters of Transmittal relating thereto that are in your possession, to the persons who deposited them (or effected such book-entry transfer).
3)	Amendment/Extension/Termination of Exchange Offer. The Company shall promptly provide you written notice of any amendment, extension (including extension of the Expiration Date and any other deadlines), or termination of the Exchange Offer.
4)	Report of Tender Activity. At or prior to 12:00 p.m. New York City time, or as promptly as practicable thereafter, on each business day, you shall notify the party named below of (i) the number of Existing Notes duly tendered on the preceding business day; and (ii) the cumulative totals of Existing Notes:

You shall furnish to the Company information regarding the tendering holders of Existing Notes, to the extent such information has been furnished to you, as reasonably requested from time to time. You shall certify the principal amounts of Existing Notes which have been validly tendered. Without the prior written consent of the Company, you shall not provide any persons other than those indicated above with any information not contained in the Statement or the Letter of Transmittal. You shall provide to the Company, and such other persons as the Company may designate, with such information specified by the Company as may be reasonably requested and in your possession in order to enable the Company to determine, on an informed basis, whether to extend an Exchange Offer.

5)	Dissemination of Company Information. In your capacity as Exchange Agent you shall arrange and coordinate making available, upon written request (which may be in the form of an e-mail), to such requesting party, such documents provided to you by the Company (which shall be limited to the documents described in the Statement as being made available to the holders of Existing Notes).
6)	Instructions and Lists of Note Holders. (a) You are authorized to act upon the oral and written instructions of the Company and its agents and advisors. Any instructions given to you orally shall be confirmed in writing, via email or facsimile, as soon as practicable. You shall not be liable or responsible, and shall be fully authorized and protected, for acting or failing to act upon any instructions that conflict with a written confirmation or that conflict with prior or subsequent instructions. In the event you become aware of such a conflict, you will use commercially reasonable efforts to seek clarification of such instructions.
(b)	In order to carry out your duties under this Agreement, the Company will provide to you, or cause to be provided to you, copies of the lists of holders of the Existing Notes as of the record date of the Exchange Offer, showing the names and addresses of, and the principal amount of Existing Notes held

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by, such holders as reflected on the books and records of the Company, the Trustee, and the Book Entry Transfer Facility. These lists will specifically identify any holders who hold Existing Notes in the form of physical certificates. You shall be fully authorized and protected for acting upon these lists; you shall not be liable or responsible for any inaccuracies or conflicts within or among these lists, nor obligated to verify the accuracy of, or resolve conflicts among, these lists. In the event you become aware of any such inaccuracy or conflict, you will use reasonable efforts to seek clarification from the Company.

7)	Fees. Whether or not any Existing Notes are tendered or the Exchange Offer is consummated, for your services hereunder we shall pay to you compensation in accordance with a separately agreed upon fee schedule, together with reimbursement for out-of-pocket expenses, including reasonable fees and disbursements of your counsel, provided that such fees and disbursements shall not exceed $20,000. The provisions of this section 7 shall survive the termination of this Agreement.
8)	Authorizations and Protections. You:
(a)	shall have no duties or obligations other than those specifically set forth herein, or as you and the Company may subsequently agree to in writing;
(b)	shall have no obligation to make any payment in connection with any tendered Existing Notes unless Existing Notes are tendered to you in physical form accompanied by all completed documentation deemed necessary or desirable by you (including any tax forms);
(c)	shall be regarded as making no representations and having no responsibilities as to the validity, sufficiency, value, or genuineness of the Existing Notes or the Exchange Offer;
(d)	shall not be called upon at any time to advise any person considering tendering Existing Notes pursuant to the Exchange Offer as to the wisdom of making such tender or revocation;
(e)	may rely on and shall be authorized and protected in acting or failing to act upon any certificate, instrument, opinion, notice, letter, telegram, telex, facsimile transmission, email, electronic transmission, Confirmation, or other document delivered to you and reasonably believed by you to be genuine and to have been signed or transmitted by the proper party or parties;
(f)	may consult counsel satisfactory to you, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by you hereunder in good faith and in accordance with the advice of such counsel;
(g)	shall not be liable or responsible for any statement contained in the Statement or the Letter of Transmittal or any other statements or documents relating thereto;
(h)	shall not be liable or responsible for any determination or obligation of the Company or of any other person with respect to compliance with any applicable law, regulation, or rule, including applicable securities and tax laws, regulations, and rules, and shall not be obligated to take any legal action in connection with the Exchange Offer;
(i)	shall not be liable or responsible for the failure of the Book Entry Transfer Facility, any Eligible Institution or any other party to comply with the terms of the Exchange Offer;
(j)	shall have no obligation to pay any brokers, dealers, or soliciting fees to any person;
(k)	shall not be liable or responsible for any delay, failure, malfunction, interruption or error in the transmission or receipt of communications or messages through electronic means to or from the Book Entry Transfer Facility, any Eligible Institution, any broker, dealer, custodian bank, or any other participant in the Exchange Offer, or for the actions or omissions of any person in connection with any such message or communication;
(l)	shall not be obligated to take any action hereunder which might in your judgment involve any expense or liability, unless you shall have been furnished with indemnity satisfactory to you;
(m)	shall not be liable to the Company, a security holder or any third party for any action taken or omitted by you, or any action suffered by you to be taken or omitted, without gross negligence, bad faith or willful misconduct on your part, by reason of or as a result of the administration of your duties

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hereunder in accordance with the terms and conditions hereof or by reason of your compliance with the instructions set forth herein or with any written or oral instructions delivered to you pursuant hereto, and may conclusively rely on and shall be protected in acting in good faith in reliance upon any certificate, instrument, opinion, notice, letter, facsimile or other document or security delivered to you and believed by you in good faith to be genuine and to have been signed by the proper party or parties;

(n)	need not investigate any statement, warranty or representation or any fact or matter stated in any document and may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, including, without limitation, the holdings of any Existing Note Holder;
(o)	need not make any independent investigation or inquiry as to the holdings of any holder of Existing Notes;
(p)	shall have no obligation to confirm the receipt by or delivery of any other document, including the Statement and the Letter of Transmittal, to any holder of Existing Notes;
(q)	shall in no event be liable to a security holder, the Company or any third party for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) arising in connection with this Agreement irrespective of whether you have been advised of the likelihood of such loss or damage and regardless of the form of action;
(r)	may act upon any tender, statement, request, document, agreement or other instrument whatsoever not only as to its due execution and validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which you shall in good faith believe to be genuine or to have been signed or presented by a proper person or persons;
(s)	may conclusively rely on and shall be protected in acting upon written notice or oral instructions from any designated authorized officer of the Company;
(t)	shall act solely as agent of the Company and shall not assume any obligation to, or relationship of agency or trust for, any Holder of Existing Notes; and
(u)	shall in no event be responsible or liable for any failure or delay in the performance of your obligations under this Agreement arising out of or caused by, directly or indirectly, forces beyond your reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.
9)	Indemnification.
(a)	The Company agrees to release, indemnify, hold harmless, and defend you, your agents, counsel, employees and owners (each an “Indemnified Person”) against any and all claims, demands, actions, losses, liability, judgments, fines, penalties, expenses, and reasonable attorney’s fees (each a “Loss”) arising out of, claimed on account of, or in any manner predicated upon, the Exchange Offer or the actions or duties of an Indemnified Person under this Agreement (including actions or duties that are mandatory or discretionary), unless a court of competent jurisdiction renders a final determination no longer subject to appeal or review that such Loss was the result of the gross negligence, bad faith or intentional misconduct of an Indemnified Person; provided, however, that under no circumstances shall an Indemnified Person be deemed to have acted with gross negligence, bad faith or intentional misconduct when acting upon the instructions of the Company, or any of its agents or attorneys (each a “Transaction Party”), or when a Transaction Party substantially contributed to such Loss. In no event shall an Indemnified Person be liable to any Transaction Party or any third party for special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if such Indemnified Person has been advised of the likelihood of such damages and regardless of the form of action. The Company shall advance all expenses incurred by an Indemnified Person in connection with the investigation, defense, settlement or appeal of any proceeding to which such Indemnified Person is a party or is threatened to be made a party related to the Exchange Offer or its actions or duties under this Agreement. Wilmington Savings Fund Society, FSB hereby undertakes to promptly repay such amounts advanced only if, and to the extent that, it

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shall ultimately be determined by such court of competent jurisdiction rendering a final determination that such Indemnified Person is not entitled to be indemnified by the Company under the provisions of this Agreement. Promptly after Wilmington Savings Fund Society, FSB becomes aware of the commencement of any such action, it shall, if a claim in respect thereof is to be made against the Company, notify the Company in writing of the commencement thereof. The Company will be entitled to participate at its own expense in the defense of any action and, if the Company so elects, the Company may assume the defense of any suit brought to enforce any such claim. If the Company assumes the defense of any suit, an Indemnified Person may employ separate counsel to represent it or defend it in such action or proceeding at its own expense. An Indemnified Person shall not settle or compromise any action or proceeding with the prior written consent of the Company, not be unreasonably withheld or delayed.

(b)	In the event any question or dispute arises with respect to the proper interpretation of this Agreement, your duties hereunder, or the rights or obligations of the Company, any holder of Existing Notes, or any other party in interest to the Exchange Offer, you shall not be required to act and shall not be held liable or responsible for your refusal to act until the question or dispute has been judicially settled (and you may, if you in your sole discretion deem it advisable, but shall not be obligated to, file a suit in interpleader or for a declaratory judgment for such purpose) by final judgment rendered by a court of competent jurisdiction, binding on all holders of Existing Notes and parties interested in the matter, that is no longer subject to review or appeal, or settled by a written document in form and substance satisfactory to you and executed by the Company. In addition, you may require for such purpose, but shall not be obligated to require, the execution of such written settlement by all of the holders of Existing Notes and all other parties that may have an interest in the settlement.

This Section shall survive termination of this Agreement.

10)	Termination and Resignation. Unless terminated earlier by the parties hereto, this Agreement shall terminate upon (a) the Company’s termination or withdrawal of the Exchange Offer or (b) if the Company does not terminate or withdraw the Exchange Offer, the date which is thirty (30) days after the Expiration Date of the Exchange Offer, as the same may be extended in accordance with the Statement. You may resign from your duties under this Agreement upon 30 days written notice to the Company.
11)	Representations, Warranties and Covenants. The Company represents, warrants and covenants, as of the date hereof and the date of the commencement of the Exchange Offer, that (a) it is duly incorporated and validly existing under the laws of its jurisdiction of incorporation, (b) the making and consummation of the Exchange Offer and the execution, delivery and performance of all transactions contemplated thereby have been duly authorized by all necessary corporate action and will not result in a breach of, or constitute a default under, the certificate of incorporation or bylaws of the Company or any indenture, agreement or instrument to which it is bound, (c) this Agreement has been duly executed, authorized and delivered by the Company and constitutes the legal, valid, binding and enforceable obligation of it, (d) the Exchange Offer complies, and will comply, in all material respects with all applicable requirements of law and regulation, and (e) to the best of its knowledge, there is no litigation pending or threatened in connection with the Exchange Offer.
12)	Notices. All notices, requests and other communications required to be in writing will be delivered to the address or transmitted to the facsimile indicated on the signature page hereof, or, if requested by a party, transmitted to an email address specified by such party.
13)	Records. You shall preserve records and dispose of surplus materials in accordance with your customary procedures.
14)	Miscellaneous.
(a)	This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Any action between the parties to this Agreement arising out of this Agreement shall be litigated in courts located in New York City, New York. Without limitation of the foregoing, the parties hereto expressly agree that no holder of Existing Notes shall have any right, benefit or remedy of any nature

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whatsoever under or by reason of this agreement. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT.

(b)	No provision of this Agreement may be amended, modified or waived, except in a writing signed by the parties hereto.
(c)	In the event that any claim of inconsistency between this Agreement and the terms of the Exchange Offer arise, as they may from time to time be amended, the terms of the Exchange Offer shall control, except with respect to the duties, liabilities and rights, compensation and indemnification of you, which shall be controlled by the terms of this Agreement.
(d)	If any provision of this Agreement shall be held illegal, invalid, or unenforceable by any court, this Agreement shall be construed and enforced as if such provision had not been contained herein and shall be deemed an Agreement between us to the full extent permitted by applicable law.
(e)	This Agreement may not be assigned by any party without the prior written consent of the other party. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of the parties hereto.
(f)	You shall not be liable for any failure or delay arising out of conditions beyond your reasonable control including, but not limited to, work stoppages, fires, civil disobedience, riots, rebellions, storms, electrical, mechanical, computer or communications facilities failures, acts of God or similar occurrences.
(g)	This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement.

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Please acknowledge receipt of this Agreement, and confirm the arrangements herein provided, by signing and returning the enclosed copy hereof, whereupon this Agreement and your acceptance of the terms and conditions herein provided shall constitute a binding Agreement between us.

Very truly yours,

A.M. CASTLE & CO.

By:	/s/ Jeremy T. Steele
	Name:	Jeremy T. Steele
	Title:	Vice President and Secretary

[Signature Page to Exchange Agent Agreement]

Accepted and agreed to by:

Wilmington Savings Fund Society, FSB as EXCHANGE AGENT

By:	/s/ Geoffrey J. Lewis
	Name:	Geoffrey J. Lewis
	Title:	Vice President

[Signature Page to Exchange Agent Agreement]

EXHIBIT A

Letter of Transmittal
[attached]

LETTER OF TRANSMITTAL AND CONSENT

Relating to

A. M. Castle & Co.

Offer to Exchange Any and All 5.00%/7.00% Convertible Senior PIK Toggle Notes due 2022

(CUSIP No. 148411AK7)

and

Solicitation of Consents to Proposed Amendments to the Related Indenture

Pursuant to the Prospectus, dated February 27, 2020

(as the same may be supplemented or amended from time to time, the “Prospectus”)

THE EXCHANGE OFFER AND THE CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, MARCH 26, 2020, UNLESS EXTENDED OR EARLIER TERMINATED BY US (SUCH DATE AND TIME, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN AT ANY TIME BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE (SUCH DATE AND TIME, AS THE SAME MAY BE EXTENDED, THE “WITHDRAWAL DEADLINE”)

The Exchange Agent for the offer to exchange and the consent solicitation (the “Exchange Offer”) is:

Wilmington Savings Fund Society, FSB

By Registered and Certified Mail:	By Regular Mail or Overnight Courier:

Wilmington Savings Fund Society, FSB Attention: Corporate Trust Middle Office 501 Car Road, Suite 100 Wilmington, DE 19809	Wilmington Savings Fund Society, FSB Attention: Corporate Trust Middle Office 501 Car Road, Suite 100 Wilmington, DE 19809

In Person by Hand Only:

Wilmington Savings Fund Society, FSB
Attention: Corporate Trust Middle Office
501 Car Road, Suite 100
Wilmington, DE 19809

By email: CTMiddleOffice@wsfsbank.com

By Facsimile (eligible institutions only): 302-421-9137

For Information or Confirmation by Telephone: 302-571-7014

Certain terms used and not defined herein shall have the respective meanings ascribed to them in the Prospectus.

The undersigned acknowledges that it has received the Prospectus as filed with the Securities and Exchange Commission dated February 27, 2020 and this letter of transmittal (as each may be amended or supplemented from time to time), copies of which accompany this letter (collectively, the “Offer Documents”), which together constitute our (i) offer to exchange any and all of the outstanding old notes for the exchange consideration, and (ii) solicitation of consents to the Proposed Amendments to the related indenture, in each case, upon the terms and subject to the conditions, as described in the Offer Documents.

HOLDERS OF OLD NOTES, BY CAUSING THEIR OLD NOTES TO BE TENDERED ON THEIR BEHALF THROUGH THE DEPOSITORY TRUST COMPANY’S (“DTC”) AUTOMATED TENDER OFFER PROGRAM (“ATOP”), THEREBY AGREE TO BE BOUND BY THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER AS DESCRIBED IN THE APPLICABLE OFFER DOCUMENTS AND THIS LETTER OF TRANSMITTAL AND CONSENT TO THE PROPOSED AMENDMENTS TO THE INDENTURE DESCRIBED IN THE PROSPECTUS.

Only owners of old notes validly tendered at or prior to the Expiration Date and not validly withdrawn will be eligible to receive the applicable exchange consideration. See “General Terms of the Exchange Offer and Consent Solicitation—Procedures for Tendering Old Notes” in the Prospectus. The Exchange Offer may be extended, amended, terminated or consummated as provided in the applicable Offer Documents.

No alternative, conditional or contingent tender of old notes will be accepted. The undersigned waives all rights to receive notice of acceptance of such holder’s old notes for exchange.

PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL CAREFULLY BEFORE CHECKING ANY BOX BELOW

Custodians of old notes that are tendering by book-entry transfer to the Exchange Agent’s account at DTC can execute a tender through ATOP by electronically transmitting their acceptance to DTC through ATOP, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent’s account at DTC. DTC will then send an agent’s message to the Exchange Agent. Delivery of the agent’s message by DTC will satisfy the terms of the Exchange Offer as to execution and delivery of a letter of transmittal by the participant identified in the agent’s message.

The agent’s message must be received by the Exchange Agent at or prior to the Expiration Date for the Exchange Offer for the tendering holders to be eligible to receive the applicable exchange consideration. An “agent’s message” is a message transmitted by DTC, received by the Exchange Agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgement from you that you have received the applicable Offer Documents including this letter of transmittal and agree to be bound by the terms of the letter of transmittal and that we may enforce such agreement against you.

This letter of transmittal may be completed by a holder of the old notes if (i) a tender of old notes is to be made by book-entry transfer to the account maintained by the exchange agent at DTC pursuant to the procedures set forth in the applicable Offer Document and an agent’s message is not delivered, or (ii) if certificates for old notes are held in certificated form and thus are physically delivered to the Exchange Agent.

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by the Prospectus and this letter of transmittal are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the Exchange Offer does not extend to you.

The undersigned should complete, execute and deliver this letter of transmittal to indicate the action the undersigned desires to take with respect to the Exchange Offer:

TENDER OF OLD NOTES

 ☐   CHECK HERE IF OLD NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO AN ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE THE FOLLOWING (ONLY PARTICIPANTS IN DTC MAY DELIVER OLD NOTES BY BOOK-ENTRY TRANSFER):

Name of Tendering Institution

DTC Account Number

Date Tendered

Transaction Code Number

The undersigned authorizes the Exchange Agent to deliver this letter of transmittal to A. M. Castle & Co. as evidence of the undersigned’s tender of old notes.

QUESTIONS AND REQUESTS FOR ASSISTANCE OR FOR ADDITIONAL COPIES OF THE APPLICABLE OFFER DOCUMENTS AND THIS LETTER OF TRANSMITTAL MAY BE DIRECTED TO THE EXCHANGE AGENT.

DESCRIPTION OF OLD NOTES TENDERED

THE UNDERSIGNED MUST COMPLETE THE APPROPRIATE BOX(ES) BELOW WITH RESPECT TO THE OLD NOTES TO WHICH THIS LETTER OF TRANSMITTAL RELATES.

Name(s) and Address(es) of Registered Holder(s) or Name of DTC Participant and Participant’s DTC Account Number in Which Old Notes are Held (Please fill in if blank)	Title of Old Notes to be Tendered	Aggregate Principal Amount of Old Notes Represented	Aggregate Principal Amount of Old Notes Tendered(1)
5.00%/7.00% Convertible Senior PIK Toggle Notes due 2022
(1)	Unless otherwise indicated in this column, any tendering holder will be deemed to have tendered the entire principal amount represented by the old notes indicated in the column labeled “Aggregate Principal Amount of Old Notes Represented.” See Instruction 2.

If the space provided in the above form is inadequate, list the information requested above on a separate signed schedule and attach that schedule to this letter of transmittal.

NOTE: SIGNATURES MUST BE PROVIDED BELOW PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

By the execution hereof, the undersigned hereby acknowledges receipt of the prospectus dated February 27, 2020 as filed with the Securities and Exchange Commission (the “Prospectus”), as may be amended or supplemented from time to time, of A. M. Castle & Co. a Maryland corporation, and this letter of transmittal (as it may be supplemented and amended from time to time, this “letter of transmittal”) (collectively, the “Offer Documents”). We urge you to review the applicable Offer Documents for the terms and conditions of the Exchange Offer. Certain terms used but not defined herein have the meaning given to them in the Prospectus.

Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Company the principal amount or amounts of its old notes described in the box marked “Description of Old Notes Tendered.”

Subject to and effective upon the acceptance for exchange of the old notes tendered herewith, and the delivery of the exchange consideration upon the terms and conditions of the Exchange Offer, the undersigned hereby (1) irrevocably sells, assigns and transfers to the issuer of its old notes all right, title and interest in and to all such old notes as are being tendered herewith and (2) irrevocably appoints the Exchange Agent as its agent and attorney-in-fact (with full knowledge that the Exchange Agent is also acting as our agent with respect to the tendered old notes with full power coupled with an interest) to (a) transfer ownership of the old notes on the account books maintained by the DTC, together with all accompanying evidences of transfer and authenticity, to or upon the order of the issuer of its old notes, (b) present the old notes for transfer on the relevant security register and (c) receive all benefits or otherwise exercise all rights of beneficial ownership of the old notes, all in accordance with the terms of the Exchange Offer, as set forth in the Offer Documents.

If you have tendered old notes, you may withdraw those old notes prior to the Withdrawal Deadline by submitting a withdrawal instruction to DTC subject to the limitations and requirements described in “General Terms of the Exchange Offer and Consent Solicitation—Withdrawal of Tenders; Revocation of Consents” in the Prospectus.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the old notes tendered hereby and to acquire the exchange consideration upon the exchange of such tendered old notes and give the consent, and that, when the old notes are accepted for exchange, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, and that the old notes tendered hereby are not subject to any adverse claims or proxies. The undersigned will, upon request, execute and deliver any additional documents deemed by us or the Exchange Agent to be necessary or desirable to complete the sale, assignment and transfer of the old notes tendered hereby. The undersigned has received the applicable Offer Documents and agrees to all of the terms of the Exchange Offer.

The Company reserves the right not to accept as validly given any certification as to eligibility given by a holder of old notes if we have reason to believe that such certification has not properly been given or is otherwise incorrect. As it may be unlawful in certain jurisdictions to deliver (or be deemed to have delivered) exchange consideration to holders of old notes, such holders who are residents, citizens, nationals of or have otherwise some form of connection with certain jurisdictions are required to inform themselves about and observe any applicable legal requirements. It is the responsibility of any such holder wishing to accept the proposals to satisfy itself as to the full observance of the laws of the relevant jurisdiction in connection therewith, including the obtaining of any governmental, exchange control or other consents which may be required and the compliance with any other necessary formalities.

The undersigned understands that tenders of old notes pursuant to any one of the procedures described in the Prospectus under the heading “General Terms of the Exchange Offer and Consent Solicitation—Procedures for Tendering Old Notes” and in the instructions herein will, upon our acceptance for exchange of such tendered old notes, constitute a binding agreement between the undersigned and us upon the terms and subject to the conditions of the exchange Offer.

Additionally, the undersigned understands that by tendering old notes in the Exchange Offer, the undersigned will be deemed to have consented to the Proposed Amendments in respect of indenture governing their old notes as described in the Prospectus under the heading “Proposed Amendments.” Holders may not tender their old notes pursuant to the Exchange Offer without delivering consents to the Proposed Amendments, and holders may not deliver consents to the Proposed Amendments pursuant to the consent solicitation without tendering their old notes.

The Exchange Offer is subject to certain conditions described in the section of the Prospectus entitled “General Terms of the Exchange Offer and Consent Solicitation—Conditions to the Exchange Offer and Consent Solicitation.” The undersigned understands that our obligation to accept for exchange old notes validly tendered and not validly withdrawn pursuant to the Exchange Offer is subject to the conditions set forth in the Offer Documents. The undersigned recognizes that as a result of these conditions (certain of which may be waived, in whole or in part, by us), as more particularly set forth in the Offer Documents, we may not be required to accept for exchange or to exchange any of the old notes tendered hereby and, in such event, the old notes not accepted for exchange will be returned to the undersigned at the address shown below the signature of the undersigned.

Unless otherwise indicated in the boxes entitled “Special Delivery Instructions” or “Special Payment or Issuance Instructions” in this letter of transmittal, certificates for all securities issued as part of the exchange consideration in exchange for tendered old notes, and any old notes delivered herewith but not exchanged, will be registered in the name of and delivered to the undersigned at the address shown below the signature of the undersigned. If securities are to be issued as part of the exchange consideration to a person other than the person(s) signing this letter of transmittal, or if securities delivered as part of the exchange consideration are to be mailed to someone other than the person(s) signing this letter of transmittal, the appropriate boxes of this letter of transmittal should be completed. If old notes are surrendered by holder(s) that have completed either the box entitled “Special Delivery Instructions” or “Special Payment or Issuance Instructions” in this letter of transmittal, signature(s) on this letter of transmittal must be guaranteed by a Medallion Signature Guarantor (as defined in Instruction 3).

All authority herein conferred or agreed to be conferred in this letter of transmittal shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, legal representatives, successors and assigns of the undersigned.

THE UNDERSIGNED, BY COMPLETING THE BOXES ENTITLED “DESCRIPTION OF OLD NOTES TENDERED” AND SIGNING AND DELIVERING THIS LETTER, WILL HAVE TENDERED THE OLD NOTES AS SET FORTH IN SUCH BOXES AND SHALL CONSENT TO THE PROPOSED AMENDMENTS TO THE INDENTURE DESCRIBED IN THE PROSPECTUS.

REGISTERED HOLDERS OF OLD NOTES SIGN HERE

(In addition, complete IRS Form W-9 or applicable IRS Form W-8)

PLEASE SIGN HERE	PLEASE SIGN HERE

Authorized Signature of Registered Holder	Authorized Signature of Registered Holder

Must be signed by registered holder(s) exactly as name(s) appear(s) on the old notes or on a security position listing as the owner of the old notes or by person(s) authorized to become registered holder(s) by properly completed bond powers transmitted herewith. See Instruction 3. If signature is by attorney-in-fact, trustee, executor, administrator, guardian, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the following information:

Name:	Name:
Title:	Title:
Address:	Address:

Telephone Number:	Telephone Number:

Date:	Date:

Taxpayer Identification or Social Security Number:	Taxpayer Identification or Social Security Number:

SIGNATURE GUARANTEE

(If required, see Instruction 3)

Signature(s) Guaranteed by an Eligible Institution:

Date:
Authorized Signature	Address:

Name of Eligible Institution Guaranteeing Signature:

Capacity (full title):

Telephone Number:

SPECIAL PAYMENT OR ISSUANCE INSTRUCTIONS (See Instructions 4, 5 and 6)

To be completed ONLY if the exchange consideration for the old notes accepted for exchange is paid to, or any old notes that are not tendered or are not accepted are to be issued in the name of someone other than the undersigned.

Deliver: ☐ Exchange Consideration to: ☐ old notes to: (Check Appropriate Box)

Name(s)

Address:

Telephone Number:

(Taxpayer Identification or Social Security Number)

☐ Credit the exchange consideration and/or untendered old notes delivered by book-entry transfer to the DTC account set forth below:

(Account Number)

(Name of Account Party)
SPECIAL DELIVERY INSTRUCTIONS (See Instructions 3, 4, 5 and 6)

To be completed ONLY if the exchange consideration or any old notes that are not tendered or are not accepted are to be sent to someone other than the undersigned, or to the undersigned at an address other than that shown above.

Deliver: ☐ Exchange Consideration to: ☐ old notes to: (Check Appropriate Box)

Name(s)

Address:

Telephone Number:

(Taxpayer Identification or Social Security Number)

☐ Credit the exchange consideration and/or untendered old notes delivered by book-entry transfer to the DTC account set forth below:

(Account Number)

(Name of Account Party)

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Exchange Offer

1.   Delivery of this Letter of Transmittal

All confirmations of any book-entry transfers delivered to the Exchange Agent’s account at DTC, as well as a properly completed and duly executed copy of this letter of transmittal (or facsimile thereof), and any other documents required by this letter of transmittal or, in the case of a book-entry transfer, an appropriate agent’s message, must be received by the Exchange Agent at its address set forth herein on or prior to the Expiration Date. The method of delivery of this letter of transmittal, the old notes and all other required documents is at the election and risk of the holder. Except as otherwise provided below, the delivery will be deemed made only when actually received by the Exchange Agent.

Any beneficial holder whose old notes are registered in the name of a broker, dealer, bank, trust company, other nominee or custodian and who wishes to tender old notes in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on such beneficial holder’s behalf. If such beneficial holder wishes to tender directly, such beneficial holder must, prior to completing and executing this letter of transmittal and tendering old notes, either make appropriate arrangements to register ownership of the old notes in such beneficial holder’s own name or obtain a properly completed bond power from the registered holder. Beneficial holders should be aware that the transfer of registered ownership may take considerable time.

Delivery to an address other than as set forth herein, or instructions via a facsimile number other than the ones set forth herein, will not constitute a valid delivery.

The Company expressly reserves the right, at any time or from time to time, to extend the Expiration Date by complying with certain conditions set forth in the applicable Offer Documents.

LETTERS OF TRANSMITTAL SHOULD NOT BE SENT TO THE COMPANY OR DTC.

2.   Certificated Notes

We believe that the old notes are currently represented by a global note deposited with a common depository at DTC. Old notes cannot be physically tendered. If you happen to hold old notes in physical, certificated form, you will need to deposit such old notes with DTC in order to participate in the Exchange Offer. If you need assistance in doing so, please contact the Exchange Agent at the address and telephone number set forth above.

3.   Signature on this Letter of Transmittal; Written Instruments and Endorsements; Guarantee of Signatures

If this letter of transmittal is signed by the registered holder(s) of the old notes tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificates without alteration or enlargement or any change whatsoever.

If any of the old notes tendered hereby are owned of record by two or more joint owners, all such owners must sign this letter of transmittal.

If a number of old notes registered in different names are tendered, it will be necessary to complete, sign and submit as many separate copies of this letter of transmittal as there are different registrations of old notes.

Signatures on all letters of transmittal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (a “Medallion Signature Guarantor”), unless the old notes tendered thereby are tendered (i) by a holder of old notes who has not completed either the box entitled “Special Delivery Instructions” or the box entitled “Special Payment or Issuance Instructions” on this letter of transmittal or (ii) for the account of a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority or a commercial bank or trust company having an office or correspondent in the United States (each of the foregoing being referred to as an “Eligible Institution”). If the old notes are registered in the name of a person other than the signer of the letter of transmittal or if old notes not accepted for purchase or not tendered are to be returned to a person other than the holder, then the signatures on the letters of transmittal accompanying the tendered old notes must be guaranteed by a Medallion Signature Guarantor as described above.

If this letter of transmittal is signed by the registered holder or holders of old notes listed and tendered hereby, no endorsements of the tendered old notes or separate written instruments of transfer or exchange are required. In any other case, the registered holder (or acting holder) must either properly endorse the old notes or transmit properly completed bond powers with this letter of transmittal (in either case executed exactly as the name(s) of the registered holder(s) appear(s) on the old notes, with the signature on the old notes or bond power guaranteed by a Medallion Signature Guarantor (except where the old notes are tendered for the account of an Eligible Institution).

If old notes are to be tendered by any person other than the person in whose name the old notes are registered, the old notes must be endorsed or accompanied by an appropriate written instrument or instruments of transfer executed exactly as the name or names of the holder or holders appear on the old notes, with the signature(s) on the old notes or instruments of transfer guaranteed as provided above, and this letter of transmittal must be executed and delivered either by the holder or holders, or by the tendering person pursuant to a valid proxy signed by the holder or holders, which signature must, in either case, be guaranteed as provided below.

4.   Special Issuance, Delivery and Payment Instructions

Tendering holders should indicate, in the applicable box, the account at DTC in which the exchange consideration is to be issued and deposited, if different from the accounts of the person signing this letter of transmittal.

Tendering holders should indicate, in the applicable box, the name and address in which old notes for principal amounts not tendered or not accepted for exchange are to be issued and delivered, if different from the names and addresses of the person signing this letter of transmittal.

In the case of issuance or payment in a different name, the taxpayer identification number or social security number of the person named must also be indicated and the tendering holder should complete the applicable box.

If no instructions are given, the exchange consideration (and any old notes not tendered or not accepted) will be issued in the name of and delivered to the acting holder of the old notes or deposited at such holder’s account at DTC, as applicable.

5.   Transfer Taxes

The Company shall pay all transfer taxes, if any, applicable to the exchange of old notes pursuant to the Exchange Offer. If, however, transfer taxes are payable in circumstances where certificates representing the securities issued as part of the exchange consideration or old notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the old notes tendered or where tendered old notes are registered in the name of any person other than the person signing this letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of old notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted herewith, the amount of such transfer taxes will be billed directly to such tendering holder.

Except as provided in this Instruction 5, it will not be necessary for transfer stamps to be affixed to the old notes listed in this letter of transmittal.

6.   Waiver of Condition

We reserve the absolute right to waive, in whole or in part, any of the specified conditions to the Exchange Offer set forth in the Offer Documents.

7.   Requests for Assistance or Additional Copies

Questions and requests for assistance relating to the Offer Documents, including this letter of transmittal and other related documents and relating to the procedure for tendering may be directed to the Exchange Agent at the address and telephone number set forth above.

Questions and requests for assistance or for additional copies of the Offer Documents may be directed to the Exchange Agent at the address and telephone number set forth above.

8.   Validity and Form

All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange or purchase of any tendered old notes pursuant to any of the instructions in this letter of transmittal, and the form and validity (including time of receipt of notices of withdrawal) of all documents will be determined by the Company in its absolute discretion, which determination will be final and binding. We reserve the absolute right to reject any or all tenders of any old notes determined by us not to be in proper form, or if the acceptance of, or exchange of, such old notes may, in the opinion of counsel for us, be unlawful. We also reserve the right to waive any conditions to any offer that we are legally permitted to waive.

Tender of old notes will not be deemed to have been validly made until all defects or irregularities in such tender have been cured or waived. All questions as to the form and validity (including time of receipt) of any delivery will be determined by us in our absolute discretion, which determination shall be final and binding. None of the Company, the Exchange Agent or any other person or entity is under any duty to give notification of any defects or irregularities in any tender or withdrawal of any old notes, or will incur any liability for failure to give any such notification.

9.   Important Tax Information

Under current United States federal income tax law, the Exchange Agent (as payor) may be required to withhold a portion of any payments (including payments with respect to accrued interest) made to certain holders (or other payees) pursuant to the Exchange Offer and other transactions described in the Prospectus. To avoid backup withholding, each tendering United States holder or other United States payee should provide the Exchange Agent with its correct taxpayer identification number (“TIN”) and certify that it is not subject to backup withholding by completing Form W-9 of the United States Internal Revenue Service (the “IRS”), or otherwise establish an exemption from the backup withholding rules. In general, for an individual, the TIN is such individual’s social security number. If the Exchange Agent is not provided with the correct TIN, the United States holder (or other payee) may be subject to a $50 penalty imposed by the IRS. If an exemption from backup withholding is not established, any reportable payments will be subject to backup withholding at the applicable rate, currently 24%. Such reportable payments generally will be subject to information reporting, even if an exemption from backup withholding is established. If a United States holder has not been issued a TIN and has applied for one or intends to apply for one in the near future, such United States holder should write “Applied For” in the space provided for the TIN in Part I of Form W-9, sign and date the Form W-9 and the Certificate of Awaiting Taxpayer Identification Number below. If “Applied For” is written in Part I and the Exchange Agent is not provided with a TIN prior to the date of payment, the Exchange Agent will withhold 24% of any reportable payments made to the United States holder. For further information concerning backup withholding and instructions for completing the attached Form W-9 (including how to obtain a TIN if you do not have one and how to complete Form W-9 if the Existing Notes are held in more than one name), consult the instructions in Form W-9. All IRS forms mentioned herein may be obtained on the IRS website at www.irs.gov.

Certain persons (including, among others, Corporations and certain non-United States persons) are not subject to these backup withholding and reporting requirements. Exempt United States persons should indicate their exempt status on Form W-9. A Non-United States Holder generally will not be subject to backup withholding with respect to any reportable payments (including payments with respect to accrued interest) as long as (1) the payor or broker does not have actual knowledge or reason to know that the holder is a U.S. person, and (2) the holder has furnished to the payor or broker a properly executed applicable IRS Form W-8 (or a successor form) certifying, under penalties of perjury, its status as a non-United States person or otherwise establishes an exemption. An IRS Form W-8 can be obtained from the Exchange Agent or the IRS website at www.irs.gov. Holders should consult their tax advisors as to any qualification for exemption from backup withholding and the procedure for obtaining the exemption. Backup withholding is not an additional United States federal income tax. Rather, the amount of United States federal income tax withheld will be creditable against the United States federal income tax liability of a person subject to backup withholding. If backup withholding results in an overpayment of United States federal income tax, a refund may be obtained provided that the required information is timely furnished to the IRS.

Payment of interest (including original issue discount) to Non-United States holders may be subject to a 30% United States withholding tax, or a lower rate under an applicable treaty. Interest may be exempt from withholding if it qualifies as “portfolio interest” to the Non-United States holder. In order to claim a lower rate or exemption, a Non-United States Holder must furnish a properly executed applicable IRS Form W-8 (or a successor form) claiming a lower rate or exemption. Non-United States Holders should consult their tax advisors as to any qualification for a lower rate under an applicable treaty or exemption from withholding.

A person’s failure to complete Form W-9, applicable IRS Form W-8 or other appropriate form will not, by itself, cause such person’s Existing Notes to be deemed invalidly tendered, but may require the Exchange Agent to withhold a portion of any payments made to such person pursuant to the Exchange Offer and other transactions described in the Prospectus.

NOTE: FAILURE TO COMPLETE AND RETURN FORM W-9 (OR FORM W-8, AS APPLICABLE) MAY RESULT IN BACKUP WITHHOLDING OF 24% OF ANY REPORTABLE PAYMENTS MADE TO YOU PURSUANT TO THE OFFERS AND OTHER TRANSACTIONS DESCRIBED IN THE PROSPECTUS. PLEASE REVIEW FORM W-9 AND INSTRUCTIONS CONTAINED IN THIS LETTER OF TRANSMITTAL FOR ADDITIONAL DETAILS OR CONTACT THE EXCHANGE AGENT FOR THE APPLICABLE FORM W-8.

IMPORTANT: THIS LETTER OF TRANSMITTAL OR A FACSIMILE THEREOF TOGETHER WITH EXISTING NOTES OR CONFIRMATION OF BOOK-ENTRY TRANSFER AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION DATE.

As described above, please complete the “Certificate of Awaiting Taxpayer Identification Number” below if you are a United States holder that has not been issued a TIN and has applied for, or intends to apply for in the near future, a TIN.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify, under penalties of perjury, that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that, if I do not provide a taxpayer identification number by the time of payment, a portion (currently 24%) of all reportable payments made to me will be withheld and remitted to the Internal Revenue Service.

SIGNATURE DATE: